                      STOCK PURCHASE AGREEMENT


                           by and among


                       IMCO Recycling Inc.
                          ("Purchaser"),


                          IMSAMET, Inc.
                           ("IMSAMET")

                               and

                        EnviroSource, Inc.
                            ("Seller")





                                         Dated: November 26, 1996

     THIS STOCK PURCHASE AGREEMENT, dated November 26, 1996, is by and among (1) IMCO Recycling Inc., a Delaware corporation ("Purchaser") whose principal offices are located at 5215 N.
 -----------
O'Connor Boulevard, Suite 940, Irving, Texas 75039, (2) IMSAMET, Inc., a Delaware corporation ("IMSAMET") whose principal offices
                              ---------
are located at 505 East Plaza Circle, Suite D, Litchfield Park, Arizona 85340, and (3) EnviroSource, Inc., a Delaware corporation ("Seller") whose principal offices are located at Horsham Business
 --------
Center, 1155 Business Center Drive, Horsham, Pennsylvania 19044-3454.

                            BACKGROUND

     IMSAMET has issued and outstanding 1,000 shares (the "Shares")
                                                          --------
of Common Stock, par value $1.00 per share, all of which are owned by Seller. IMSAMET owns all the outstanding capital stock of Imsamet of Idaho, Inc., a Delaware corporation and Imsamet of Utah, Inc., a Delaware corporation, and a 70% partnership interest in Imsamet of Arizona, an Arizona partnership and a 50% partnership interest in Solar Aluminum Technology Services, a Utah partnership. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Shares on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                            ARTICLE I
                       CERTAIN DEFINITIONS
                       -------------------

     In this Agreement, the term:

          "Accounting Firm" has the meaning set forth in Section
          -----------------
2.02(c).

          "Accounts Receivable" has the meaning set forth in
          ---------------------
Section 3.01(r).

          "Action" has the meaning set forth in Section 5.01(c).
          --------

          "Adjustment Items" has the meaning set forth in
          ------------------
Section 2.02(a).

          "Agreement" means this Agreement, as the same may be
          -----------
modified, amended, supplemented and/or restated from time to time.

          "Agreement Date" means the date of this Agreement, as set
          ----------------
forth in the preamble of this Agreement.

          "Announcement" means and includes any announcement to the
          --------------
public or to the trade, the employees or any customer or supplier of the Companies with respect to this Agreement or any of the transactions contemplated hereby.

          "Benefit Plan" means and includes any pension benefit
          --------------
plan (as defined in Section 3(2) of ERISA), welfare benefit plan (as defined in Section 3(1) of ERISA), bonus, stock purchase, stock ownership, stock option, deferred compensation, incentive, severance, termination or other compensation plan or arrangement, or other employee fringe benefit plan.

          "Bid Balance Sheet" means the consolidated balance sheet
          ------------------
of IMSAMET in the form attached hereto as Exhibit A, the first column of which (headed "Actual as of 9/30/96") is the consolidated balance sheet of IMSAMET as of September 30, 1996 which is included as part of the Financial Statements.

          "Blue Sky Laws" means and includes the securities or blue
          ---------------
sky laws of any state of the United States.

          "CERCLA" means the federal Comprehensive Environmental
          ------------------------------------------------------
Response, Compensation and Liability Act, as the same may have been or may from time to time be amended.

          "CERCLIS" means the federal Comprehensive Environmental
          --------
Response, Compensation and Liability Information System.

          "Closing" means the closing and consummation of the
          --------
Purchase and Sale and the other transactions contemplated by this Agreement.

          "Closing Adjustment" has the meaning set forth in Section
          -------------------
2.02(a).

          "Closing Balance Sheet" means the unaudited consolidated
          -----------------------
balance sheet of IMSAMET as of the close of business on the day before the Closing Date, prepared by consistently applying the accounting practices applied in preparing the consolidated balance sheet of IMSAMET as of September 30, 1996 which is included as part of the Financial Statements (notwithstanding whether such accounting practices are fully in accordance with GAAP) and certified and signed by Seller's principal financial officer as provided in Section 2.02(a).

          "Closing Date" means such date mutually agreed upon by
          -------------
Purchaser and Seller that is within five business days after the first date upon which all Consents and Notices (including such as are required under the HSR Act), which at the time remain conditions to the obligations of the parties to effect the Purchase and Sale shall have been obtained or given.

          "Code" means the Internal Revenue Code of 1986, as the
          -----
same may have been or may from time to time be amended.

          "Companies" means IMSAMET and its Subsidiaries,
          ----------
collectively; and "Company" means each or any of the Companies, as the context may require or permit.

          "Company Benefit Plan" has the meaning set forth in
          ----------------------
Section 3.01(i).

          "Consent" means and includes any governmental, judicial
          --------
or private party consent, approval, permission, authorization, waiver or exemption.

          "Contract" means and includes any contract, agreement,
          ----------
instrument, undertaking, commitment or arrangement, of any kind or description whatsoever to which IMSAMET, any of its Subsidiaries or SALTS is a party or by which any property, assets, capital stock or partnership interest (as the case may be) of IMSAMET, any of its Subsidiaries or SALTS is subject or bound.

          "Deadline Date" has the meaning set forth in Section
          --------------
6.02.

          "Disclosure Schedule" means the Disclosure Schedule,
          --------------------
comprising the Schedules referred to in Section 3.01 hereof, delivered by IMSAMET and Seller to Purchaser contemporaneously with this Agreement (or prior thereto), as the same may be updated as provided in Section 5.01(a).

          "Environmental Claims" has the meaning set forth in
          ----------------------
Section 7.01(b)(3).

          "Environmental Law" means and includes any federal,
          ------------------
state, local or foreign Law of, any Permit from, or any consent decree or agreement with, any federal, state, regional, special district, local or foreign governmental authority regulating, relating to or imposing liability or standards of conduct relating to environmental matters or the protection of human health or the environment, including, without limitation, (as the same may have been or may be amended from time to time) the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act, CERCLA, any so-called "Superfund" or "Superlien" Law, the Occupational Safety and Health Act, the federal Toxic Substances Control Act and any similar state, local or foreign Law.

          "Environmental Claims" has the meaning set forth in
          ---------------------
Section 7.01(b)(2).

          "Environmental Report" has the meaning set forth in
          ---------------------
Section 5.01(m).

          "ERISA" means the federal Employee Retirement Income
          -------
Security Act of 1974, as the same may have been or may from time to time be amended.

          "Exchange Act" means the federal Securities Exchange Act
          -------------
of 1934, as the same may have been or may from time to time be amended.

          "Financial Statements" means and includes the financial
          ---------------------
statements of the Companies included in SCHEDULE 3.01(D).

          "FTC" means the U.S. Federal Trade Commission.
          ----

          "GAAP" means generally accepted accounting principles in
          -----
the United States.

          "Hazardous Substance" means and includes any hazardous,
          ---------------------
toxic or polluting contaminant, substance or waste, including, without limitation, any solid waste, toxic substance, hazardous substance, hazardous material, hazardous chemical, pollutant or hazardous or acutely hazardous waste defined or qualifying as such in (or for the purposes of) any Environmental Law, and shall also include (but not be limited to) petroleum (including, without limitation, crude oil and any fraction thereof), any radioactive material (including, without limitation, any source and special nuclear by-product material as defined at 42 U.S.C. 2011 et seq., as amended or hereafter amended), polychlorinated biphenyls (PCBs) and asbestos in any form or condition.

          "HSR Act" means the Hart-Scott-Rodino Antitrust
          --------
Improvements Act of 1976, and the rules and regulations promulgated thereunder, as the same may have been or may be amended from time to time.

          "I/Arizona" means Imsamet of Arizona, an Arizona
          ----------
partnership.

          "I/Idaho" means Imsamet of Idaho, Inc., a Delaware
          --------
corporation.

          "I/Utah" means Imsamet of Utah, Inc., a Delaware
          -------
corporation.

          "IMS" means International Mill Service, Inc., a
          -----
Pennsylvania corporation and wholly-owned subsidiary of Seller.

          "IMSAMET" means IMSAMET, Inc., a Delaware corporation.
          ---------

          "IMSAMET Logo" has the meaning set forth in Section 8.16.
          -------------

          "Income Taxes" means all U.S. federal income taxes and
          -------------
all taxes imposed by states, territories and possessions of the United States and political subdivisions thereof which are based on or measured by net income or net profits together with all interest, penalties and additions imposed with respect to such taxes.

          "Indemnified Person" has the meaning set forth in Section
          --------------------
7.04 hereof.

          "Indemnifying Person" has the meaning set forth in
          ---------------------
Section 7.04 hereof.

          "Initial Environmental Liability" has the meaning set
          ---------------------------------
forth in Section 3.01(k).

          "Intellectual Property Rights" means and includes all
          ------------------------------
patents, patent applications, trademarks, trademark registrations, applications for trademark registrations, trade names, brand names, service marks, trade dress rights, logos and registered copyrights.

          "IRS" means the U.S. Internal Revenue Service.
          ----

          "Justice" means the U.S. Department of Justice.
          ---------

          "Laws" means and includes all federal, state, regional,
          -----
special district, local and foreign laws, statutes, ordinances, codes, judgments, orders, decrees, directives, rules and regulations of any governmental authority, court or arbitrator.

          "Liens" means and includes all liens, security interests,
          -------
mortgages, pledges, covenants, easements and similar encumbrances and defects in title.

          "Losses" has the meaning set forth in Section 7.03
          -------
hereof.

          "Management" means, in relation to any substance, the
          ------------
treatment, storage, recycling, disposal, generation, transportation, handling or Release thereof.

          "Material Adverse Effect" means a condition or event
          -------------------------
which has had, or if it should come about is reasonably expected to have, a material adverse effect on the business, financial condition, earnings or prospects of the Companies taken as a whole as compared to September 30, 1996.

          "Net Working Capital" means current assets minus current
          ---------------------
liabilities of IMSAMET on a consolidated basis.  Net Working
Capital may be a negative amount.

          "Non-Environmental Basket" has the meaning set forth in
          --------------------------
Section 7.01(b)(3).

          "Non-Environmental Claims" has the meaning set forth in
          --------------------------
Section 7.01(b)(3).

          "Notice" means any notice, announcement, communication or
          --------
other advice.

          "Objection Notice" has the meaning set forth in
          ------------------
Section 2.02(c).

          "Permits" means and includes all governmental licenses,
          ---------
permits, rights, privileges, registrations, required reports, franchises, authorizations and other consents which are required under any applicable Law to own and/or operate the business of any of the Companies.

          "Permitted Lien" means and includes: (i) Liens for taxes
          ----------------
not yet due and payable; (ii) Liens imposed by law, such as banker's, warehousemen's, mechanic's and materialmen's liens, and other similar statutory or common law liens arising in the ordinary course of business; (iii) Liens arising out of pledges, bonds or deposits under worker's compensation laws, unemployment insurance, old age pension or other social security or retirement benefits or similar legislation and deposits securing obligations for self-insurance arrangements in connection with any of the foregoing; (iv) easements, rights of way, building restrictions, minor defects or irregularities in title and such other encumbrances or charges against property (real, personal or mixed) as are of a nature that do not in a materially adverse way affect the marketability of the same or interfere with the use thereof in the ordinary course of business as presently conducted; (v) Liens of landlords arising under leases as to which a Company is lessee and which are disclosed in SCHEDULE 3.01(L); (vi) Liens securing indebtedness disclosed or reflected in the Financial Statements; and (vii) other
Liens created in connection with senior bank financing provided to Seller and its subsidiaries which will be released and discharged in full on or prior to the Closing Date.

          "Provisional Closing Adjustment" has the meaning set
          --------------------------------
forth in Section 2.02(b).

          "Purchase and Sale" means the transactions provided for
          -------------------
in Section 2.01.

          "Purchase Price" has the meaning set forth in Section
          ----------------
2.01(b).

          "Purchaser" means IMCO Recycling Inc., a Delaware
          -----------
corporation, and its successors and permitted assigns.

          "Purchaser Documents" means and includes this Agreement
          ---------------------
and the other agreements, instruments, certificates or other documents executed and delivered by Purchaser or any affiliate thereof in connection with this Agreement and/or the Closing.

          "Purchaser's Indemnified Persons" means and includes
          ---------------------------------
Purchaser, its directors, officers, employees and agents, the Companies and SALTS and each of their respective directors, officers, employees and agents serving as such after the Closing at the request of Purchaser.

          "Real Property" has the meaning set forth in Section
          ---------------
3.01(e).

          "Released" means, in relation to any substances,
          ----------
released, spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape.

          "SALTS" means Solar Aluminum Technology Services, a Utah
          -------
partnership.

          "Securities Act" means the Securities Act of 1933, as the
          ----------------
same may have been or may from time to time be amended.

          "Section 5.01(m) Matter" has the meaning set forth in
          ------------------------
Section 5.01(m).

          "Seller" means EnviroSource, Inc., a Delaware
          --------
corporation, and its successors and permitted assigns.

          "Seller Benefit Plans" has the meaning set forth in
          ----------------------
Section 3.01(i).

          "Seller Documents" means this Agreement, and the other
          ------------------
agreements, instruments, certificates or other documents executed and delivered by Seller, IMSAMET or any other Company in connection with this Agreement and/or the Closing.

          "Seller Income Tax Periods" has the meaning set forth in
          ---------------------------
Section 4.09(a).

          "Seller's Indemnified Persons" means and includes Seller
          ------------------------------
and the directors, officers, employees and agents of IMSAMET and its Subsidiaries who served as such for any period while Seller owned IMSAMET.

          "Shares" means the shares of IMSAMET's stock described in
          --------
the "Background" section of this Agreement.

          "Straddle Period Returns" means all Tax Returns of the
          -------------------------
Companies for taxable periods beginning before and ending after the Closing Date.

          "Subsidiaries" means I/Arizona, I/Idaho, and I/Utah,
          --------------
collectively.

          "Tangible Personal Property" has the meaning set forth in
          ----------------------------
Section 3.01(e).

          "Tax Returns" means and includes all returns (including
          -------------
information returns) and reports with respect to Taxes, including all schedules and other information and materials filed, submitted or required to be filed or submitted therewith.

          "Tax" or "Taxes" means all taxes, charges, levies or
          -----    ------
other like assessments, including without limitation all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, capital, payroll, employment, excise, stamp, property or other taxes, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority.

                            ARTICLE II
                    PURCHASE AND SALE; ET AL.
                    -------------------------

     2.01.     Purchase and Sale.  (a)  Subject to the terms and
               ------------------
conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, assign, grant, convey and set over to Purchaser, and its successors and assigns forever, and Purchaser shall purchase and receive from Seller, free and clear of any and all Liens, all of Seller's right, title and interest in, to and under the Shares.

          (b)  Purchase Price.  In consideration of Seller's sale
               ---------------
of the Shares to Purchaser as aforesaid, Purchaser shall pay to Seller Fifty-Eight Million United States Dollars (US$58,000,000) in cash (the "PURCHASE PRICE"), by a wire transfer of immediately available funds to an account in the United States designated in writing by Seller.

     2.02.     Adjustment of the Purchase Price.  (a)  After the
               ---------------------------------
Closing, Purchaser and Seller shall cooperate in preparing the Closing Balance Sheet as promptly as practicable, but not later than 30 days, after the Closing. Representatives of both Purchaser and Seller shall be entitled to observe and participate in the preparation of the Closing Balance Sheet. Such rights of observation and participation shall specifically include the right of Seller and its representatives to have access to the facilities and records of the Companies and SALTS where the Companies' and SALTS's records are located during normal business hours (or as the parties may otherwise agree). When the Closing Balance Sheet has been completed to Seller's satisfaction, it shall be certified and signed by Seller's principal financial officer and delivered to Purchaser. The sum of the amounts of (1) "Property, plant and equipment, at cost", (2) "Investment in SALTS" and (3) Net Working Capital (collectively, the "ADJUSTMENT ITEMS") on the Closing
                            -----------------
Balance Sheet shall be compared to the sum of the amounts of the Adjustment Items on the Bid Balance Sheet (i.e., $35,319,000). If the sum of such amounts on the Closing Balance Sheet is greater than the sum of such amounts on the Bid Balance Sheet, then Purchaser shall pay the amount of the difference to Seller; if the sum of such amounts on the Closing Balance Sheet is less than the sum of such amounts on the Bid Balance Sheet, then Seller shall pay the amount of the difference to Purchaser (in either case, the "CLOSING ADJUSTMENT").
--------------------

          (b) The Closing Adjustment shall be payable in the manner provided in Section 2.01(b) within 15 days after the delivery of the Closing Balance Sheet to Purchaser. If no Objection Notice is delivered as set forth in Section 2.02(c) below, then the Closing Adjustment calculated based on the Closing Balance Sheet shall be final, binding and conclusive upon the parties hereto. In the event that an Objection Notice is so delivered, then Seller shall nevertheless pay to Purchaser any amount shown to be so payable as the Closing Adjustment calculated based on the Closing Balance Sheet and/or Purchaser shall pay to Seller any amount shown to be so payable in the Objection Notice (either such payment, the "PROVISIONAL CLOSING ADJUSTMENT"). Such
                           -------------------------------
payments shall be made in the manner provided in Section 2.01(b) within 15 days after the delivery of the Closing Balance Sheet to Purchaser. The amount of any Adjustment Item not objected to in an Objection Notice delivered as provided in the following Section 2.02(c) shall be final, binding and conclusive upon the parties hereto.

          (c) Purchaser may, within 15 days after the delivery of the Closing Balance Sheet, give Seller a notice (an "OBJECTION
                                                     ---------
NOTICE"): (i) stating that Purchaser in good faith objects to the
-------
Closing Balance Sheet and/or the proposed Closing Adjustment, and
(ii) setting forth in full detail Purchaser's determination of the Closing Adjustment and the reasons therefor. Purchaser and Seller shall thereafter negotiate in good faith in order to agree upon the amount of the Closing Adjustment. If Purchaser and Seller fail to so agree within 30 days after the delivery of any Objection Notice, then either such party may submit the determination of the amount of the Closing Adjustment to Ernst & Young LLP (or, if Ernst & Young LLP shall fail or refuse to accept such assignment, then another accounting firm selected by Ernst & Young LLP) (as the case may be, the "ACCOUNTING FIRM"). The Accounting Firm shall be
             ----------------
jointly retained by Seller and Purchaser, and all the fees, costs and expenses of the Accounting Firm shall be borne one-half by Seller and one-half by Purchaser. After affording each of Seller and Purchaser and their respective accountants and other representatives the opportunity to present their respective positions as to the amount of the Closing Adjustment (which opportunity shall not extend for more than 30 days from the date the Accounting Firm is retained), the Accounting Firm shall determine the amount of the Closing Adjustment; provided that the amount so determined shall be: (i) equal to the amount thereof as set forth in or based on either (x) the Closing Balance Sheet or
(y) the relevant Objection Notice, or (ii) an amount between such amounts.

          (d) The determination of the amount of the Closing Adjustment as provided under the foregoing Section 2.02(c) (whether through negotiation or by the Accounting Firm) shall be final, binding and conclusive upon the parties hereto. Without limiting the generality of the foregoing, any determination of the Closing Adjustment as provided in Section 2.02(c) shall be enforceable in court as an arbitration award. Within five days after the determination of the Closing Adjustment, the appropriate party shall pay the Closing Adjustment, taking into account any previous Provisional Closing Adjustment payment(s), in the manner provided in Section 2.01(b).

                           ARTICLE III
                  REPRESENTATIONS AND WARRANTIES
                  ------------------------------

     3.01     Representations and Warranties of IMSAMET and
              ---------------------------------------------
Seller.  Seller and IMSAMET, jointly and severally, hereby
------
represent and warrant to Purchaser as follows:

          (a)  Organization and Good Standing.  IMSAMET and each of
               -------------------------------
its corporate Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (as indicated in Article I) and is qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, as indicated in
SCHEDULE 3.01(A). IMSAMET and each of its corporate Subsidiaries have the full corporate power and authority to own, lease and operate their properties and assets and to carry on their businesses as presently conducted. Each of I/Arizona and SALTS is a partnership formed, validly existing and subsisting under the laws of its jurisdiction of formation (as indicated in Article I) and is qualified to transact business and is in good standing as a foreign partnership in each jurisdiction in which (x) either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and (y) the Laws of such jurisdiction require such qualification of partnerships, as indicated in SCHEDULE 3.01(A). Each of I/Arizona and SALTS has the full power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

          (b)  Consents, Authorizations and Conflicts.  (1)
               ---------------------------------------
Neither the execution and delivery by Seller and IMSAMET of this Agreement or of any of the other Seller Documents, nor the performance by Seller and IMSAMET of their respective obligations thereunder, require any Consent or the giving of any Notice applicable to Seller or any Company or SALTS (as opposed to Purchaser), except for such Consents and Notices that:

               (i)  may be required under the HSR Act,

               (ii) are contemplated or called for elsewhere in this Agreement, and

               (iii)     may be required under the terms and
     conditions of certain Contracts listed in SCHEDULE
     3.01(L) and Permits listed in SCHEDULE 3.01(G), or

               (iv) have been or will be obtained or given on or before, and remain in full force and effect as of the Closing Date.

               (2) This Agreement has been duly authorized, executed and delivered by Seller and IMSAMET and constitutes the legal, valid and binding obligation of Seller and IMSAMET enforceable against Seller and IMSAMET in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws of general application relating to or affecting the enforcement of creditors' rights. From and after the Closing, each other Seller Document will be duly authorized, executed and delivered by the Company or Seller party thereto and will constitute the legal, valid and binding obligation of such parties enforceable against such party(ies) in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws of general application relating to or affecting the enforcement of creditors' rights.

               (3) The execution and delivery by any Company or Seller of the Seller Documents to which they are respectively a party, and the performance by such parties of their respective obligations thereunder, does not and will not contravene, conflict or be inconsistent with, result in a breach of, constitute a violation of or default under, or require or result in any right of acceleration or create or impose any Lien under (all or any of the foregoing a "breach"): (i) any Company's, Seller's or SALTS's respective articles or certificate of incorporation or by-laws (or other organizational documents), (ii) any Law applicable or relating to any Company, Seller or SALTS or any of the businesses or assets of the Companies or SALTS, or (iii) any Contract listed in SCHEDULE 3.01(L) or Permit listed in SCHEDULE 3.01(G).

          (c)  Minute and Stock Transfer Books.  IMSAMET or Seller
               --------------------------------
has made available to Purchaser the original or true copies of the minute books and stock or other equity transfer records of the Companies. Such stock or other equity transfer records are current and accurate, and all documentary and stock transfer tax stamps required in connection with the issuance and transfer of the capital stock of the Companies have been duly affixed and cancelled. At the Closing, such minute books and stock or other equity transfer records will be in the possession of IMSAMET.

          (d)  Financial Statements and Liabilities.   (1)  The
               -------------------------------------
Financial Statements, which are included in the Disclosure Schedule as SCHEDULE 3.01(D), consist of a consolidated income statement and (except as to 1993) a consolidated cash flow statement for each of the three years ended December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1996 and consolidated balance sheets as of December 31, 1993, 1994 and 1995 and as of September 30, 1996. The Financial Statements present fairly, in all material respects, the consolidated financial position of IMSAMET at December 31, 1993, 1994 and 1995 and September 30, 1996, and its consolidated results of operations and (except as to 1993) cash flows for each of the three years in the period ended December 31, 1995 and for the nine months ended September 30, 1996 in a manner that is consistent with IMSAMET's historical financial accounting and reporting practices and that, while not inconsistent with GAAP, is not in conformity with GAAP because, among other things: (i) certain disclosures required by GAAP are not included;
(ii) deferred Income Taxes are not included in the Financial Statements; (iii) Seller's corporate staff supply centralized banking and cash management services to the Companies, and provide tax, general accounting, auditing, human resources and legal services to the Companies, none of which has been charged to the Companies or included in the Financial Statements; and (iv) Seller has not charged the Companies any general corporate allocation, and no such allocation is included in the Financial Statements. The Financial Statements reflect the consistent application of accounting principles throughout the periods involved.

               (2)  At September 30, 1996, IMSAMET, on a
consolidated basis, had no indebtedness, liabilities or obligations (other than deferred Income Taxes) required by GAAP to be included on a balance sheet which are not included in its consolidated balance sheet at September 30, 1996 included in the Financial Statements. Since September 30, 1996, IMSAMET, on a consolidated basis, has incurred no indebtedness, liabilities or obligations of any nature whatsoever except for those incurred in the ordinary course of business or as disclosed in the Disclosure Schedule.

          (e)  Title, Condition and Nature of Tangible Assets.
               -----------------------------------------------
SCHEDULE 3.01(E)(1) contains a complete list of all real property ("REAL PROPERTY") and tangible personal property and fixtures
 ---------------
("TANGIBLE PERSONAL PROPERTY") owned by any of the Companies or
 ----------------------------
SALTS as of October 31, 1996 having a purchase cost of $5,000 or more. SCHEDULE 3.01(E)(2) contains a complete list of all Real Property and Tangible Personal Property leased by any of the Companies or SALTS as of October 31, 1996 having a fair market value (at lease inception) of $5,000 or more. The Companies and SALTS have good and marketable title to their respective interests in Real Property and Tangible Personal Property free and clear of all Liens other than Permitted Liens. Except as disclosed in
SCHEDULE 3.01(E)(3), the buildings, structures, improvements, fixtures and appurtenances owned, leased or operated by any of the Companies or SALTS on any Real Property, and the Tangible Personal Property owned, leased or operated by any of the Companies or SALTS, are maintained in a reasonable state of repair and are adequate to operate their respective businesses. The Companies and SALTS have received no notice of any pending or overtly threatened condemnation or eminent domain proceeding in respect of any Real Property or Tangible Personal Property, and the business of the Companies and SALTS is not conducted under any restriction imposed upon the Companies and SALTS (but not imposed upon other persons or entities conducting similar businesses or operating similar assets for similar purposes in the same localities by any zoning, environmental, health and safety or other Law).

          (f)  Intellectual Property Rights.  SCHEDULE 3.01(F) sets
               -----------------------------
forth a complete list of: (i) all Intellectual Property Rights owned, licensed or used by any of the Companies or SALTS, and (ii) all license and other agreements with respect to any of the foregoing. The Companies and SALTS own their interests in such Intellectual Property Rights, free and clear of all Liens other than Permitted Liens. There are no pending or overtly threatened claims (x) against the Companies, SALTS or Seller by any person or entity claiming any adverse right of ownership or use of any of the Intellectual Property Rights, or (y) that the Companies, SALTS or Seller are infringing any rights in or to the intellectual property of any other person or entity.

          (g)  Litigation and Compliance.  Except as disclosed in
               --------------------------
SCHEDULE 3.01(G) hereto, there are no governmental authority or private party actions, suits, claims, proceedings or investigations pending or, to the best knowledge of IMSAMET and Seller, threatened against the Companies, SALTS, Seller or any subsidiary or affiliate thereof: (x) relating to any of the Companies or SALTS, the ownership or business of any of the Companies or SALTS, any of the Shares or any properties or assets currently owned, leased or operated by the Companies or SALTS, or (y) which questions or challenges Seller's right, title or interest in or to any of the Shares. Neither the Companies or SALTS, the ownership or business of the Companies or SALTS, any of the Shares, nor any of the properties or assets now or previously owned, leased or operated by the Companies or SALTS, is the subject of any judgment, order or decree of any governmental authority, court or arbitrator. Except as disclosed in SCHEDULE 3.01(G) hereto, the Companies and SALTS have obtained all Permits. SCHEDULE 3.01(G) contains a complete list of all Permits held by or issued in favor of the Companies or SALTS as of the Agreement Date. Except as disclosed in SCHEDULE 3.01(G): (i) all Permits so listed are valid and in full force and effect, (ii) there exists no default or violation by the Companies or SALTS under any Permit issued under any Environmental Law (and, with respect to all other Permits, there exists no default or violation which could reasonably be expected to have a Material Adverse Effect), and (iii) no event, act or omission has occurred which has resulted, or (with or without notice, the passage of time or the occurrence of any other event) could result, in the revocation or non-renewal of any Permit issued under any Environmental Law (and, with respect to all other Permits, which could reasonably be expected to have a Material Adverse Effect).

          (h)  Taxes.  Each of the Companies and SALTS has duly
               ------
filed when due (taking into account any extensions) all Tax Returns in connection with and in respect of the Companies or SALTS. All Taxes that the Companies and SALTS were, or will be, required by law to pay, withhold, deposit or collect as of the Closing Date have been, or will be, duly paid, withheld, deposited or collected and, to the extent due, have been, or will be, paid to the relevant taxing authority. No notice has been received of any Tax deficiency outstanding, proposed or assessed against or allocable to IMSAMET, any Subsidiary or SALTS, and there is no waiver of any statute of limitations on the assessment or collection of any such Tax. Neither IMSAMET, any Subsidiary nor SALTS has executed or filed with the IRS or any other governmental authority any agreement now in effect extending the period for assessment or collection of any Taxes against IMSAMET, any Subsidiary or SALTS. There are no Tax Liens upon, pending against or, to the best knowledge of IMSAMET and Seller, threatened against the Shares or any asset of IMSAMET. The Companies and SALTS are not a party to, nor are they bound by, nor do they have any obligation under, any Tax sharing agreement or similar contract which would survive the Closing Date.

          (i)  Benefit Plans.  (1)  The only Benefit Plans that
               --------------
cover only employees of any one or more of the Companies or SALTS (and not employees of Seller or any other subsidiary of Seller) presently maintained by, or contributed to by, any of the Companies or SALTS are the: (i) Principal Healthcare PPO Plan, administered in Des Moines, Iowa, covering salaried and hourly employees of I/Arizona, (ii) Blue Cross and Blue Shield of Utah PPO Plan, administered in Salt Lake City, Utah, covering salaried and hourly employees of SALTS, (iii) Solar Aluminum Technology Services 401(k) Plan, covering salaried and hourly employees of SALTS, and (iv) I/Arizona's and SALTS's disability and life insurance plans (collectively, the "COMPANY BENEFIT PLANS"). True, complete and
                    ----------------------
correct copies of those Company Benefit Plans requested by Purchaser have been furnished to Purchaser. The only Benefit Plans that cover employees of any one or more of the Companies or SALTS as well as employees of Seller (or subsidiaries of Seller) are the:
(a) EnviroSource, Inc. Profit Sharing Plan, (b) EnviroSource, Inc. Savings Plan, (c) EnviroSource, Inc. Health Care Plan, and (d) Retirement Plan for Salaried Employees of International Mill Service, Inc. (collectively, the "SELLER BENEFIT PLANS"). The
                                  ---------------------
Companies, SALTS, the Company Benefit Plans and the Seller Benefit Plans are each in substantial compliance with the applicable provisions of ERISA, and those provisions of the Code applicable to any of them. Neither the Companies, SALTS nor Purchaser will incur any liability with respect any of the Seller Benefit Plans or any other Benefit Plan (excepting Company Benefit Plans) covering employees of Seller or any other entity that would be treated as a single employer under Code Section 414 with one or more of the Companies (prior to Closing).

               (2) All contributions to, and payments from, any Company Benefit Plan which may have been required to be made in accordance with the terms of such Company Benefit Plan or applicable law have been duly and timely made.

               (3) All reports, returns and similar documents with respect to any Company Benefit Plan required to be filed with any governmental agency or distributed to the applicable Company
Benefit Plan participants have been duly and timely filed or distributed.

               (4) To the best knowledge of IMSAMET and Seller, there are no pending investigations by any governmental authority involving the Company Benefit Plans, no termination proceedings involving the Company Benefit Plans, and no overtly threatened or pending claims (except for claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings against the Company Benefit Plans or asserting any rights or claims to benefits under the Company Benefit Plans which could give rise to any liability.

          (j)  Employees and Labor Relations.  SCHEDULE 3.01(J)
               ------------------------------
contains a complete list of all of the officers and directors of the Companies and SALTS and all employees of the Companies and SALTS earning a base salary greater than $50,000 per year. Except as disclosed in SCHEDULE 3.01(L), no employee of the Companies or SALTS is covered by any collective bargaining agreement or a party to any Contract with the Companies or SALTS. The Companies and SALTS are in compliance with all Laws relating to the employment of labor, including, without limitation, those relating to wages, hours, unfair labor practices, discrimination and payment of social security and similar Taxes. There are no complaints against the Companies or SALTS pending or, to the best knowledge of IMSAMET and Seller, threatened before the National Labor Relations Board or any similar state or local labor agency by or on behalf of any employee of the Companies or SALTS.

          (k)  Environmental Matters.  The Companies and SALTS are
               ----------------------
and have been in compliance with all applicable Environmental Laws (including with respect to the Management of Hazardous Substances), except where the direct or indirect out-of-pocket cost to IMSAMET to bring the Companies and SALTS into compliance with such Environmental Laws would not exceed $500,000 in the aggregate. All Hazardous Substances shipped off-site have been disposed of properly and in compliance with Environmental Laws. Except with respect to the matter as to which Seller has agreed to indemnify Purchaser under Section 7.01(a)(4) or as disclosed in SCHEDULE 3.01(K): (1) no unresolved or outstanding notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental authority or private party with respect to any (i) actual or alleged violation by the Companies or SALTS of any Environmental Law, (ii) actual or alleged failure by the Companies or SALTS to have or obtain any Permit required under any Environmental Law in connection with any of their business or operations, or (iii) the Management of any Hazardous Substance (A)
by or on behalf of the Companies or SALTS or (B) on or at any of the facilities operated by the Companies or SALTS, and (2) neither the Companies, SALTS nor Seller has received any presently unresolved or outstanding request for information, notice of claim, demand or notification that the Companies or SALTS are or may be potentially responsible with respect to any investigation or clean-up of any threatened or actual Release of any Hazardous Substance.
For purposes of this Agreement, the out-of-pocket cost directly or indirectly to IMSAMET to bring the Companies and SALTS into compliance with Environmental Laws and the Losses directly or indirectly incurred by Purchaser as a result of breaches of this
Section 3.01(k), up to $500,000 in the aggregate, is referred to as the "INITIAL ENVIRONMENTAL LIABILITY".
     -------------------------------

          (l)  Contracts.  SCHEDULE 3.01(L) sets forth a complete
               ---------
list of all Contracts except for: (1) routine purchase orders (including purchase orders for aluminum scrap and dross for any period not exceeding three months); (2) employment and other Contracts terminable at will or on 60 days' (or less) notice without penalty; (3) any Contract listed on any other Disclosure Schedule; and (4) any other Contract involving liabilities or obligations for future payments by any Company or SALTS of not more than $50,000. Seller or IMSAMET has heretofore delivered to Purchaser copies of all Contracts requested by Purchaser. Except as may be indicated on SCHEDULE 3.01(L) all such Contracts are in full force and effect in accordance with the terms thereof (except to the extent that any courses of dealing have effected deviations therefrom, none of which are materially adverse to any Company or SALTS), and there are no outstanding defaults by any party under any such Contract.

          (m)  Customers and Suppliers.  The Companies and SALTS
               ------------------------
have not lost, nor to the best knowledge of IMSAMET and Seller has there been any threatened loss of: any customer, supplier or account of the Companies or SALTS, the loss of which will have a Material Adverse Effect. SCHEDULE 3.01(M) sets forth a true and correct list of the following materials suppliers (in terms of pounds of materials received) to the Subsidiaries: (i) I/Idaho: top five for the ten months ended October 31, 1996, and (ii) for each of I/Arizona and I/Utah: top ten for the ten months ended October 31, 1996.

          (n)  Absence of Certain Changes.  Since September 30,
               ---------------------------
1996, except as otherwise expressly contemplated by this Agreement or as set forth in SCHEDULE 3.01(N): (i) there has not been a material adverse change in the business, financial condition, earnings or prospects of IMSAMET on a consolidated basis, and (ii) each of the Companies and SALTS: (A) has conducted its business and operations only in the ordinary course consistent with recent past practice and (B) has not:

               (1) issued or sold any shares of its capital stock or debt securities or partnership interests, or granted any rights calling for the issuance or sale of any of the foregoing (including, without limitation, options, warrants, convertible or exchangeable securities or similar rights);

               (2)  amended its certificate or articles of
     incorporation or by-laws or partnership certificate or partnership agreement;

               (3)  granted any right to severance or
     termination payment to any of its officers, directors, partners or employees;

               (4)  created or otherwise become liable with
     respect to any indebtedness for borrowed money (except for indebtedness owed to Seller or its subsidiaries, other than another Company, which will be capitalized at Closing as provided under Section 4.06);

               (5)  guaranteed, indemnified or otherwise
     become liable for the obligations or liabilities of another person or entity except in the ordinary course of business; or

               (6)  agreed or committed, whether or not in
     writing, to do any of the foregoing.

          (o)  Subsidiaries.  The only subsidiaries of IMSAMET are
               -------------
I/Idaho and I/Utah, both of which are 100% owned by IMSAMET, and I/Arizona, which is 70% owned by IMSAMET. IMSAMET has no other equity interest in any other entity except for its 50% partnership interest in SALTS.

          (p)  Capitalization and Title to Shares.  The authorized
               -----------------------------------
capital stock of IMSAMET consists of 5,000 shares of Common Stock, par value $1.00 per share, of which 1,000 shares (the "Shares") are issued and outstanding and held by Seller, and are the only issued and outstanding shares of capital stock of IMSAMET. All of the Shares have been duly authorized and are validly issued, fully paid and nonassessable, and no personal liability attaches to the owner-ship thereof. Seller is the lawful record and beneficial owner of the Shares, all of which will at Closing be free and clear of all Liens. Except as imposed under Permitted Liens described in clause
(vii) of the definition thereof in Article I, Seller has all requisite right, title, power and authority to sell, assign, transfer and deliver the Shares to Purchaser. Except as provided in any of the Contracts listed in SCHEDULE 3.01(L), there are no:

               (A) proxies, voting trusts or other agreements or understandings with respect to the voting of any of the shares of capital stock or other equity interests of the Companies or SALTS (except as imposed under Permitted Liens described in clause (vii) of the definition thereof in Article I);

               (B) securities convertible into or exchange-able for any shares of capital stock or other equity interests of the Companies or SALTS;

               (C)  options, warrants or other rights to
     purchase or subscribe for any shares of capital stock or other equity interests of the Companies or SALTS or for securities convertible into or exchangeable for any shares of capital stock or other equity interests of the Companies or SALTS;

               (D)  plans, agreements or commitments of any
     kind or description relating to the issuance or purchase of any shares of capital stock or other equity interests of the Companies or SALTS, any such convertible or exchangeable securities or any such options, warrants or other rights; or

               (E) agreements or commitments of any kind or description which may obligate any of the Companies or SALTS to issue or purchase or otherwise acquire any of its securities.

       (q)     Bank Accounts.  SCHEDULE 3.01(Q) sets forth a
               --------------
complete list of the names and locations of all banks, brokers, depositories and other financial institutions in which the Companies have an account or safe deposit box, including all relevant account titles, account numbers and the identity of persons authorized to withdraw funds (or other items) therefrom.

       (r)     Accounts Receivable.  All accounts receivable of
               --------------------
IMSAMET that will be reflected on the Closing Balance Sheet ("ACCOUNTS RECEIVABLE") will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The Accounts Receivable will be, as of the Closing Date, current and collectible.

       (s)     Insurance.  SCHEDULE 3.01(S) contains a list of all
               ----------
of the policies of insurance maintained as of the Agreement Date by the Companies and/or SALTS or by Seller providing coverage for the Companies and/or SALTS (excluding those providing benefits for employees thereof) in effect as of the Agreement Date. Neither the Companies, SALTS nor Seller is in default with respect to any provisions of any such policy (as it applies to any Company or SALTS) nor, to the best knowledge of IMSAMET and Seller, has any of them failed to give notice or present any claim of any Company or SALTS thereunder in a due and timely fashion. No insurance carrier has given written notice of its intention to discontinue any insurance coverage provided under any such policy (as it applies to any Company or SALTS).

       (t)     Inventory.  All inventory of the Companies and SALTS
               ----------
consists of materials usable or saleable in the ordinary course of business, and the aggregate market value of the inventory included in the Bid Balance Sheet is at least equal to the value specified therefor in the Bid Balance Sheet.

     3.02.     Representations and Warranties of Purchaser.
               --------------------------------------------
Purchaser represents and warrants to IMSAMET and Seller as follows:

          (a)  Organization and Good Standing.  Purchaser is a
               -------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as presently conducted.

          (b)  Consents, Authorizations and Conflicts.  Neither the
               ---------------------------------------
execution and delivery by Purchaser of this Agreement or any of the other the Purchaser Documents, nor the performance by Purchaser of its obligations thereunder, require any Consent or Notice applicable to Purchaser (as opposed to IMSAMET or Seller) (including, without limitation, Consents and Notices necessary or required under or with respect to any contract or license of Purchaser, its parent corporation or any subsidiary thereof) except for such Consents and Notices that (i) may be required under the HSR Act or (ii) have been duly obtained (in the case of Consents) or given (in the case of Notices) and are unconditional and in full force and effect. This Agreement has been duly authorized, executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforce-ability may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws of general application relating to or affecting the enforcement of creditors' rights.
From and after the Closing, each other Purchaser Document will be duly authorized, executed and delivered by Purchaser and will constitute the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws of general application relating to or affecting the enforcement of creditors' rights. The execution and delivery by Purchaser of the Purchaser Documents, and the performance by Purchaser of its obligations thereunder, does not and will not contravene, conflict or be inconsistent with, result in a breach of, or constitute a violation of or default under: (i) Purchaser's articles or certificate of incorporation or by-laws, (ii) any Law applicable or relating to Purchaser or (iii) any contract or license of Purchaser, its parent corporation or any subsidiary thereof.

          (c)  Financing.  (i)  By the close of business on
               ----------
December 6, 1996, Purchaser shall deliver to Seller copies of such existing credit lines of Purchaser, and/or such firm commitments to provide additional debt or equity financing to Purchaser, as Purchaser shall then have in order to provide to Purchaser at the Closing (together with its own financial resources) the moneys necessary in order to pay the entire Purchase Price, together with such financial and other information with respect to such financing(s), the sources of such financing(s) and Purchaser's own financial resources as shall be reasonably requested by Seller. From and after December 6, 1996 and at all times through the Closing, Purchaser will have sufficient financial resources in order to provide to Purchaser the moneys necessary to pay the entire Purchase Price at the Closing. Any such financial and other information with respect to such financings(s), financing source(s) and financial resources (if any) delivered to Seller hereunder will be, to the best knowledge of Purchaser, true, correct and complete in all material respects. Purchaser and its subsidiaries will comply with all covenants with respect to, and all conditions within their control to, such financing(s), and Purchaser will promptly advise Seller of any facts, circumstances or events reasonably likely to prevail or occur that would grant any such financing source the right to refuse to fund, or otherwise lead such financing source to refuse to or be unable to fund, the financing(s) committed to by such source(s).

               (ii) In the event that Purchaser fails to deliver the documents and information called for under the first sentence of Section 3.02(c)(i) above by the time specified therein, then Purchaser shall have the right to terminate this Agreement forthwith upon written or oral (confirmed in writing) notice to Seller. In order to avoid any doubt, the parties confirm that the obligation of Seller to consummate the Purchase and Sale is not subject to any financing contingency or condition.

     3.03.     "To the Best Knowledge, etc."  For all purposes of
               -----------------------------
this Agreement, any use of the phrases "to the best knowledge", "to the knowledge", or "to the awareness" of IMSAMET, any other Company and/or Seller, and words of similar import, when modifying any particular representation or warranty set forth herein or in any other Seller Document, shall mean that the officers and managerial, professional and supervisory technical employees of such party or both such parties (as the context may indicate) have no knowledge that such representation and warranty is not complete and correct in all respects, and that: (A) such party or parties (as the context may indicate) have made such reasonable investigation, and have made such reasonable inquiries as a reasonable person under the circumstances would to determine the accuracy of such representation and warranty, and (B) nothing has come to the attention of the officers and managerial, professional and supervisory technical employees of such party or parties (as the context may indicate) in the course of such investigation and review, or otherwise, which would reasonably cause any of them to believe that such representation and warranty is not complete and correct.

     3.04.     No Other Representations and Warranties by IMSAMET
               --------------------------------------------------
and Seller.  Seller and IMSAMET shall not be deemed to have made to
-----------
Purchaser (or any other person or entity) any representation or warranty other than as expressly made by Seller and IMSAMET in
Section 3.01 hereof (as such representations and warranties are modified by the Disclosure Schedules relating thereto). Without limiting the generality of the foregoing, and notwithstanding any other express representations and warranties made by Seller and IMSAMET in Section 3.01 hereof (or elsewhere in this Agreement or in any certificate or document delivered pursuant hereto), Seller and IMSAMET make no representation or warranty to Purchaser (or any other person or entity) with respect to:

          (1) any projections, estimates or budgets heretofore delivered to or made available of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Companies and/or SALTS or the future business and operations of the Companies and/or SALTS;

          (2)  the availability or value to the Companies and/or
     SALTS after the Closing of any net operating losses ("NOLs") that may now be available to them.

          (3) any other information or documents made available with respect to the Companies and/or SALTS or the business and operations of the Companies and/or SALTS, except as expressly covered by a representation and warranty contained in Section
     3.01 hereof.

                            ARTICLE IV
     CONDUCT AND TRANSACTIONS PRIOR TO CLOSING; AFTER CLOSING
     --------------------------------------------------------

     4.01.     Access to Records and Properties of the Companies.
               --------------------------------------------------
(a) IMSAMET and Seller shall give Purchaser and Purchaser's counsel, accountants, lenders and their respective employees, agents and representatives such access (during normal business hours) to, and opportunity to examine, the books, records, files, documents, properties and assets of, the Companies, and cause the officers, directors, employees, agents, representatives, legal counsel, accountants, auditors and actuaries of the Companies to furnish such financial and operating data and other information with respect to the Companies, as Purchaser shall from time to time reasonably request. Any investigation pursuant to this Section
4.01 shall be conducted in such manner as not to interfere unreasonably with the ordinary course of the business and operations of the Companies or with the confidentiality respecting the transactions contemplated by this Agreement.

     4.02.     Operation of the Companies.  (a)  From the date
               ---------------------------
hereof to the Closing Date, except to the extent that Purchaser shall consent in writing, the Companies shall operate their respective businesses only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, the Companies shall:

               (1)  not merge or consolidate with any other
     entity, acquire any other business or entity, or agree to do any of the foregoing;

               (2) notify Purchaser of any significant loss of, damage to or destruction of any of its material properties or assets;

               (3)  maintain in full force and effect all
     present insurance coverages and apply the proceeds received under any such coverages as a result of any loss of, damage to or destruction of any of its properties or assets to the repair, restoration or replacement thereof;

               (4)  use their reasonable best efforts to
     preserve the present managerial employees (except for Paul Minders, with whom IMSAMET has entered into an agreement whereby his employment will terminate on January 1, 1997), reputation and business relationships of the Companies with persons and entities having business dealings with it;

               (5) refrain from taking any action which (if not remedied) would render any representation and warranty contained in Section 3.01 inaccurate at and as of the Closing Date, and shall promptly advise Purchaser of any such event or circumstance.

          (b)  Notwithstanding Section 4.02(a), the Companies and
Seller shall be free to dividend or otherwise remove cash from the Companies and to effect the transactions contemplated by Section
4.06.

          (c) Purchaser shall make all commercially reasonable efforts in order to timely obtain the firm financing commitments contemplated by Section 3.02(c). Purchaser shall refrain from taking any action which (if not remedied) would render any representation or warranty contained in Section 3.02 hereof inaccurate at and as of the Closing Date to not be fulfilled, and shall promptly notify Seller of any other breach of any representation, warranty, covenant, condition or obligation of Purchaser hereunder.

     4.03.     Consents and Notices.  Promptly after the date
               ---------------------
hereof, the parties hereto shall use their respective best efforts to obtain all Consents and give all Notices which may be necessary in order to consummate the Purchase and Sale and/or any of the other transactions contemplated hereby in accordance with the terms hereof. The parties hereto shall otherwise cooperate with each other in discharging their respective obligations under this
Section 4.03, and shall promptly advise the other parties hereto of any difficulties encountered in obtaining any such Consents or giving any such Notices.

     4.04.     HSR Act.  In furtherance of and without limitation
               --------
upon Seller's, IMSAMET's and Purchaser's obligations under Sections
4.03 and 4.05, Seller shall, and shall cause IMSAMET to, and Purchaser shall, prepare and file with Justice and the FTC any and all notifications, special reports, documents, materials and information, and take any and all other actions that, in each case, may be reasonably necessary or desirable in order to obtain any Consent or give any Notice with respect to this Agreement, the Purchase and Sale and the other transactions contemplated hereby and thereby under the HSR Act or any other law, rule or regulation administered by Justice or the FTC. In addition the parties hereto shall not file any documents, materials or information with, or take any other action before or at the request of, Justice or the FTC without first consulting with (in the case of IMSAMET or Seller) counsel to Purchaser identified in Section 5.02(g) and (in the case of Purchaser) counsel to IMSAMET and Seller identified in
Section 5.01(h). Subject to the foregoing, the parties hereto shall promptly comply with any request of Justice or the FTC for additional documents, materials or information and shall use their respective best efforts to obtain early termination of any applicable waiting periods under the HSR Act or otherwise.

     4.05.     Best Efforts to Satisfy Conditions.  Each of
               -----------------------------------
Purchaser, Seller and IMSAMET shall use its best efforts to cause the conditions to the Closing set forth in Article V hereof to be satisfied, to the extent that the satisfaction of such conditions is in the control of such party, as soon as practicable after the date hereof; provided, however, the foregoing shall not constitute a limitation upon the covenants and obligations of any party otherwise expressly set forth in this Agreement.

     4.06.     Indebtedness to Seller.  On or before the Closing
               -----------------------
Date, any indebtedness owed by any Company to Seller or any subsidiary of Seller (other than another Company) shall be contributed to the capital of such Company, in full satisfaction of such indebtedness.

     4.07.     Transfer Restrictions.  From and after the date
               ----------------------
hereof and until the Closing, Seller shall not sell, assign, pledge, donate, transfer, encumber or otherwise dispose of any of the Shares, and IMSAMET shall not sell, assign, pledge, donate, transfer, encumber or otherwise dispose of any of its ownership interests in the Subsidiaries or SALTS (except, in each case, for Permitted Liens).

     4.08.     Confidential Information.  (a)  In the event the
               -------------------------
Closing shall not occur, Purchaser and Purchaser's counsel, accountants, lenders and their respective employees, agents and representatives shall treat in confidence all confidential documents and materials and other confidential information which they shall have obtained regarding the Companies or Seller during the course of the negotiations leading to the transactions contemplated hereby, the investigation of the Companies and the preparation of this Agreement, and shall return all copies (including computer files) of non-public documents and materials which have been furnished in connection therewith. However, nothing contained herein shall prohibit Purchaser or any such other person or entity from (subject to the penultimate sentence of Section 4.03 and to Section 8.14) supplying or filing such documents, materials or other information with Justice or the FTC or such federal, state, regional, special district, local or foreign government, agency or authority which Purchaser deems necessary or appropriate in connection with the matters contemplated by Sections 4.03 and 4.04.

          (b) In the event the Closing shall occur, Seller and Seller's counsel, accountants, lenders and their respective employees, agents and representatives shall treat in confidence all confidential documents and materials and other confidential information which they shall have obtained regarding the Companies, Purchaser or any affiliate thereof, if obtained at any time insofar as the same relates to the Companies, or, (as the same relates to Purchaser or any affiliate), if obtained during the course of the negotiations leading to the transactions contemplated hereby, the investigation of the Companies and the preparation of this Agreement, and shall return or destroy all copies (including computer files) of non-public confidential documents and materials which have been furnished in connection therewith or which contain or incorporate any of the foregoing. However, nothing contained herein shall prohibit Seller or any such other person or entity from (subject to the second sentence of Section 4.03 and to Section 8.14) supplying or filing such documents, materials or other information with Justice or the FTC or such federal, state, regional, special district, local or foreign government, agency or authority which Seller deems necessary or appropriate in connection with the matters contemplated by Sections 4.03 and 4.04.

     4.09.     Tax Returns and Payments.  (a)  The Income Tax
               -------------------------
returns, reports and filings of Seller shall include all items of income, gain, loss, deduction or credit of the Companies attributable to all Income Tax periods (or portions thereof) ending prior to the Closing Date (herein referred to as the "SELLER INCOME
                                                      -------------
TAX PERIODS"); and, Seller shall be responsible for and shall pay
------------
all Income Taxes payable (other than deferred Income Taxes) as a consequence of the inclusion or omission of such items in the consolidated Income Tax returns, reports and filings of Seller for Seller Income Tax Periods and shall timely file such tax returns and reports.

          (b) With respect to the Seller Income Tax Period between the end of the most recent taxable period of the Companies and the day immediately preceding the Closing Date, Purchaser shall cause to be prepared and delivered to Seller (to the extent not already prepared and delivered) in the normal time-frame followed by Seller and the Companies consistent with past practice and in all events within 15 days after it shall have been requested by Seller, the package of Income Tax information materials heretofore provided to Seller by the Companies in accordance with past practice, including past practice as to information schedules and work papers and as to the method of computation of separate taxable income or other relevant measure of income of the Companies.

          (c)  Except as otherwise provided in Section 4.09(a) and
(b), IMSAMET or the Purchaser shall timely pay all Taxes for the periods to which the Straddle Period Returns relate, and the Closing Balance Sheet shall include appropriate recorded liabilities for all such Taxes. Any such liabilities for Taxes based on payroll shall include both Taxes withheld and Taxes accrued (and remaining unpaid) attributable to any period prior to the Closing Date. Any such liabilities for sales and use Taxes (remaining unpaid) shall be accrued for all sales or purchases attributable to any period prior to the Closing Date. Taxes on Real Property or personal property shall be prorated on the Closing Balance Sheet consistent with recent past practice, resulting in either prepaid expenses or accrued liabilities, as the case may be.

          (d) If any IRS examination of any Seller Income Tax Period results in one or more adjustments that, together with cumulative book/tax differences as of the Closing Date, result in Income Tax payments by Purchaser and the Companies greater than the "Deferred income taxes" liability included on the Bid Balance Sheet, Seller shall reimburse Purchaser for such additional Income Tax payments. If, on the other hand, any IRS examination of any Seller Income Tax Period results in one or more adjustments that reduce Purchaser's or the Companies' Income Taxes for any period subsequent to the Closing Date, Purchaser shall pay to Seller an amount equal to the resulting Income Tax savings. Except as provided in the foregoing two sentences of this Section 4.09(d), as between Seller and the Companies, Income Tax provisions recorded through the Closing Date are deemed final, notwithstanding any elections Seller may have made in its consolidated federal Income Tax returns regarding the allocation of income taxes among the members of Seller's consolidated group.

     4.10.     Cooperation.  After the Closing Date, IMSAMET,
               ------------
Purchaser and Seller shall (1) make available to each other, as reasonably requested, and to any taxing authority or any accountant or other authorized employee representative, all information, records or documents (i) relating to Tax liabilities or potential Tax liabilities of the Companies for all periods prior to or including the Closing Date, and (ii) reasonably necessary in order to prepare consolidated GAAP financial statements for any period prior to or including the Closing Date, and (2) shall preserve all such information, records and documents until the expiration of any applicable statute of limitations (including extensions thereof) or other relevant period. Except as required by Law, neither IMSAMET nor Purchaser shall take any action with respect to Taxes or Tax Returns which could result in any liability, payment or obligation to Seller in respect of any Taxes owing by the Companies under this Agreement or otherwise, without the prior written consent of Seller. IMSAMET and Purchaser shall promptly notify Seller in writing of any notice, inquiry, audit, examination or other state of fact which could result in any liability, payment or obligation to Seller in respect of any Taxes owing by any of the Companies under this Agreement or otherwise. Seller shall be responsible for any assessment of tax for periods up to the Closing Date, shall control any audit or assessment process, and shall bear its own costs. Notwithstanding any other provisions hereof, each party shall bear its own expenses in complying with the foregoing provisions.

     4.11.     Competing Offers.  From the date hereof until the
               -----------------
Closing Date, Seller will not, nor will it permit any of its subsidiaries, affiliates or agents to: solicit or encourage an offer or accept an unsolicited offer from, or enter into any negotiations, agree in principle, commit to or contract with, any other person or entity with respect to any sale or other disposi-tion of the Companies or SALTS or any interest therein.

                            ARTICLE V
                      CONDITIONS OF CLOSING
                      ---------------------

     5.01.     Conditions to Obligations of Purchaser.  The
               ---------------------------------------
obligations of Purchaser to consummate the Purchase and Sale are subject to the satisfaction of the following conditions, each of which may be waived by Purchaser (in whole or in part).

          (a)  Representations and Warranties; Performance of
               ----------------------------------------------
Obligations.  The representations and warranties of IMSAMET and
-----------
Seller set forth in Section 3.01 or in any other Seller Document (other than Section 3.01(k) and, with respect to environmental matters only, 3.01(n)(i) or any "bring-downs" thereof, inasmuch as
Section 5.01(m) hereof expresses the Closing condition agreement of the parties as it relates to environmental matters) shall be true and correct on the Closing Date as though made on and as of the Closing Date, except to the extent that any failure of any one or more of such representations or warranties (other than those set forth in Section 3.01(o) or 3.01(p), or any "bring-down" thereof) shall not in the aggregate have a Material Adverse Effect. IMSAMET and Seller shall have performed the agreements and obligations required to be respectively performed by them under this Agreement prior to the Closing Date. IMSAMET and Seller shall have executed and delivered to Purchaser a certificate or certificates certifying to their compliance with the foregoing. Notwithstanding the first sentence of this Section 5.01(a): (1) from time to time on or prior to the Closing, Seller and IMSAMET shall be permitted to deliver to Purchaser information which changes, modifies or supplements the representations and warranties set forth in Section 3.01 and/or the Disclosure Schedule because of the occurrence or non-occurrence of any event, or any circumstance arising, after the Agreement Date;
(2) upon such delivery such representations and warranties (and/or Disclosure Schedule) shall deemed to be amended by such information, and (3) if such event(s) or circumstance(s) result(s) in the aggregate in a Material Adverse Effect, then the condition stated in the first sentence of this Section 5.01(a) shall be deemed not to have been satisfied. If, notwithstanding (x) any failure of such condition as provided in the foregoing clause "(3)", or (y) any misrepresentation on the part of Seller and/or IMSAMET as to which Purchaser has received written notice from or on behalf of Seller prior to the Closing, Purchaser proceeds with the Closing, then such failure of condition and/or such misrepresentation (as the case may be) shall be deemed for all purposes to be waived.

          (b)  Consents and Notices.  All Consents and Notices
               ---------------------
which may be necessary in order to consummate the Purchase and Sale, or any of the other transactions contemplated hereby in accordance with the terms hereof, shall have been duly obtained (in the case of Consents) or given (in the case of Notices) and shall be unconditional and in full force and effect. Without limiting the generality of the foregoing, all waiting periods (including any extensions) shall have expired or shall have been earlier terminated under the HSR Act.

          (c)  Legal Restraints.  There shall not have been
               -----------------
proposed or enacted any Law, or any change in any existing Law, which prohibits or delays, or threatens to prohibit or delay, the consummation of any of the Purchase and Sale or any of the other transactions contemplated by this Agreement or which could reasonably have a Material Adverse Effect. No order, decree, judgment or ruling by any court or governmental authority shall have been rendered or issued, no action, suit, claim or proceeding ("ACTION") shall have been commenced or threatened by any governmental authority, and no non-frivolous Action shall have been commenced by any private party, to restrain, enjoin or hinder, or to seek damages from Purchaser, any affiliate thereof or the Companies on account of the consummation of any of the Purchase and Sale or any of the other transactions contemplated by this Agreement.

          (d)  Release of Guarantees.  The Companies shall have
               ---------------------
been released from all liability under any guarantee of contracts or other obligations of the Seller and/or any of its subsidiaries
(other than the Companies and SALTS).

          (e)  Share Certificates.  Seller shall have delivered to
               -------------------
Purchaser a certificate or certificates representing the Shares, duly endorsed in blank or accompanied by a stock power covering such Shares duly executed in blank by Seller, and with all required stock transfer tax stamps affixed.

          (f)  Receipts.  Seller shall have executed and delivered
               ---------
one or more written instruments, in form and substance reasonably satisfactory to Purchaser, acknowledging Seller's receipt of the Purchase Price.

          (g)  Resignations.  Each officer and director of IMSAMET
               -------------
and the Subsidiaries which are corporations holding such positions immediately prior to the Closing Date shall have executed and delivered to the Purchaser a resignation from such positions. Each officer, general manager and member of the operating committee of I/Arizona appointed by IMSAMET, if any, holding such positions immediately prior to the Closing Date shall have executed and delivered to the Purchaser a resignation from such positions. Each officer and member of the partnership board of SALTS appointed by IMSAMET, if any, holding such positions immediately prior to the Closing Date shall have executed and delivered to the Purchaser a resignation from such positions.

          (h)  Opinion of Counsel.  Purchaser shall have received
               -------------------
an opinion of Dechert Price & Rhoads, special counsel to IMSAMET and Seller, dated the Closing Date and substantially as provided in Exhibit B hereto.
---------
          (i)  Minute Books.  The minute books and stock transfer
               -------------
records of each of the Companies, and their respective corporate seals, shall have been delivered to Purchaser.

          (j)  Bank Signature Cards.  IMSAMET shall have delivered
               ---------------------
such signature cards or other required documents for each of the Companies' respective accounts and safe deposit boxes at banks, brokers, depositories or other financial institutions so as to enable Purchaser to designate the persons authorized to withdraw funds (or other items) therefrom from and after the Closing.

          (k)  Corporate Documents.  Seller and IMSAMET shall have
               --------------------
delivered to Purchaser: (i) a certified copy of a certificate of good standing, the certificate of incorporation and by-laws of Seller, IMSAMET, I/Idaho and I/Utah; (ii) a certified copy of the partnership agreement of I/Arizona; (iii) certified copies of the partnership agreement of SALTS; and (iv) a certified copy of resolutions of the board of directors of Seller and IMSAMET authorizing the execution, delivery and performance of this Agreement and any other documents delivered by Seller and IMSAMET hereunder.

          (l)  Title Policy.  Purchaser shall have received an
               -------------
owner's policy of title insurance, half the expense of which shall be borne by Seller, issued by a title company reasonably acceptable to Purchaser, with respect to each owned parcel of Real Property and in the amount of the fair market value thereof (as accepted by such title company), which title policy shall show that the owner Company has good and marketable title to each such parcel of Real Property, free and clear of all Liens except (i) Permitted Liens, and (ii) non-Permitted Liens waived or accepted by Purchaser in writing prior to Closing.

          (m)  Environmental Report.  Purchaser shall have a
               ---------------------
separate environmental audit report covering each parcel of Real Property, which report(s) (the "ENVIRONMENTAL REPORT") is (are) to
                               ----------------------
be: (1) prepared by an environmental engineering firm reasonably acceptable to Seller and Purchaser and the fees and expenses of which shall be borne one-half by each of Seller and Purchaser, and
(2) in accordance with the ASTM Standard for Phase 1 environmental assessments, including a review of waste management and record-keeping compliance with respect to the operations at each parcel of
Real Property.  If the Environmental Report identifies and
specifies any non-compliance(s) with Environmental Laws (i) the failure to remediate or cure of which would prevent the Companies and SALTS from continuing to operate their businesses in the ordinary course consistent with past practice, and (ii) the
out-of-pocket cost directly or indirectly to IMSAMET of which to bring the Companies and SALTS into compliance with such Environmental Laws would be in excess of $500,000 in the aggregate, then this condition shall be deemed not to have been satisfied; unless, however, Seller either: (A) remediates or cures such non-compliance(s) (or agrees to do so, on terms reasonably acceptable to Purchaser) so that such out-of-pocket cost does not exceed $500,000 in the aggregate, or (B) agrees to designate such non-compliance(s) as a "Section 5.01(m) Matter", indemnifiable by Seller under Section 7.01(a)(5) hereof (any such non-compliance(s) as to which Seller so agrees, a "SECTION 5.01(M) MATTER").
                                               -----------------------
In the event that the costs described in the foregoing clause (ii) shall exceed $2,500,000, then the indemnification limit provided for under Section 7.01(b)(5)(A) shall be increased by the amount of such excess (up to an additional $7,500,000). In the event that the costs described in the foregoing clause (ii) shall exceed $10,000,000, then notwithstanding any agreement of Seller to remediate or cure the underlying non-compliance or to designate that same as a "Section 5.01(m) Matter", this condition shall be deemed not to have been satisfied.

          (n)  Updated Property Schedules.  Seller shall have
               ---------------------------
delivered to Purchaser updates to Schedules 3.01(e)(1) and 3.01(e)(2).

          (o)  Benefit Plans.  Seller shall take any and all
               --------------
actions necessary or appropriate to cause each of the Companies and SALTS to cease to be a participating employer or participating sponsor of any of the Seller Benefit Plans effective as of the Closing Date. Benefits accrued for employees of any of the Companies or SALTS under any of the Seller Benefit Plans through the Closing Date shall be paid to such employees in accordance with the terms of the Seller Benefit Plans, as applicable.

     5.02.     Conditions to Obligations of Seller.  The
               ------------------------------------
obligations of Seller to consummate the Purchase and Sale are subject to the satisfaction of the following conditions, each of which may be waived by Seller (in whole or in part).

          (a)  Representations and Warranties; Performance of
               ----------------------------------------------
Obligations.  The representations and warranties of Purchaser set
-----------
forth in Section 3.02 hereof or in any Purchaser Document shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Purchaser shall have performed the agreements and obligations required to be performed by it under this Agreement prior to the Closing Date. Purchaser shall have executed and delivered to Seller a certificate or certificates certifying to its compliance with the foregoing, in form and substance reasonably satisfactory to Seller.

          (b)  Consents and Notices.  All Consents and Notices the
               ---------------------
failure to obtain or to give of which may result in any material liability to or obligation of Seller shall have been duly obtained (in the case of Consents) or given (in the case of Notices) and shall be unconditional and in full force and effect. Without limiting the generality of the foregoing, all waiting periods (including any extensions) shall have expired or shall have been earlier terminated under the HSR Act.

          (c)  Legal Restraints.  There shall not have been
               -----------------
proposed or enacted any Law, or any change in any existing Law, which prohibits or delays, or threatens to prohibit or delay, the consummation of any of the Purchase and Sale or any of the other transactions contemplated by this Agreement or which could reasonably have a Material Adverse Effect. No order, decree, judgment or ruling by any court or governmental authority shall have been rendered or issued, no Action shall have been commenced or threatened by any governmental authority, and no non-frivolous Action shall have been commenced by any private party, to restrain, enjoin or hinder, or to seek damages from Purchaser, any affiliate thereof or the Company on account of the consummation of any of the Purchase and Sale or any of the other transactions contemplated by this Agreement.

          (d)  Release of Guarantees.  Seller and its subsidiaries
               ----------------------
shall have been released from all liability under any guarantee of Contracts listed on SCHEDULE 3.01(L).

          (e)  Purchase Price.  Purchaser shall have delivered to
               ---------------
Seller the Purchase Price, in the manner provided in Section
2.01(b).

          (f)  Receipt.  Purchaser shall have executed and
               --------
delivered to Seller a written instrument, in form and substance reasonably satisfactory to Seller, acknowledging Purchaser's receipt of the certificate or certificate(s) representing the Shares.

          (g)  Opinion of Counsel.  Seller shall have received an
               -------------------
opinion of Haynes and Boone, LLP, legal counsel to Purchaser, dated the Closing Date, and substantially as provided in Exhibit C
                                                   ---------
hereto.

          (h)  Corporate Documents.  Purchaser shall have delivered
               --------------------
to Seller: (i) a certified copy of the certificate of incorporation and by-laws of Purchaser; and (ii) a certified copy of resolutions of the board of directors of Purchaser authorizing the execution, delivery and performance of this Agreement and any other document delivered by Purchaser hereunder.

                            ARTICLE VI
                   CLOSING DATE AND TERMINATION
                   ----------------------------

     6.01.     Closing Date.  The Closing shall take place at the
               -------------
offices of Haynes and Boone, LLP, 901 Main Street, Dallas, Texas
75202, at 10:00 A.M., local time, on the Closing Date, unless another place is agreed to by Purchaser and Seller.

     6.02.     Termination of Agreement.  (a)  This Agreement may
               -------------------------
be terminated by either Purchaser or Seller, upon notice to the other parties hereto, if the Closing shall not have occurred on or before January 31, 1997 (the "DEADLINE DATE"); provided, however,
                             ---------------
that: (1) if on such Deadline Date the Closing shall not have occurred by reason of the failure to obtain the Consent required under the HSR Act due to a request by Justice or the FTC for additional information, then the Deadline Date shall automatically be extended to the date that is three business days following the date that such Consent is obtained (provided that in no event shall the Deadline Date be extended to beyond March 31, 1997; (2) Purchaser shall not be permitted to terminate this Agreement under this Section 6.02 if the Closing shall not have occurred by the Deadline Date by reason of a breach by Purchaser of its obligations under Section 4.05; and (3) Seller shall not be permitted to terminate this Agreement under this Section 6.02 if the Closing shall not have occurred by the Deadline Date by reason of a breach by either Seller or IMSAMET of their obligations under Section 4.05.

          (b)  Termination of this Agreement under this Section
6.02 shall automatically and irrevocably terminate all liabilities and obligations of the terminating party (and in the case such party is Seller, IMSAMET) arising under this Agreement; all rights of the terminating party (and in the case such party is Seller, IMSAMET) arising under this Agreement, and all liabilities and obligations of the other party or parties hereto, shall survive any such termination. Notwithstanding the foregoing, the liabilities and obligations arising under Section 4.08 shall survive any termination of this Agreement.

                           ARTICLE VII
                         INDEMNIFICATION
                         ---------------

     7.01.     By Seller.  (a)  Subject to the limitations set
               ----------
forth below in this Section 7.01, from and after the Closing Date, Seller shall indemnify the Purchaser against, and hold the Purchaser harmless from, any and all Losses directly or indirectly incurred, suffered, sustained or required to be paid by, or sought to be imposed upon Purchaser, including Purchaser's share of Losses incurred, suffered, sustained or required to be paid by, or sought to be imposed upon any of the Purchaser's Indemnified Persons, resulting from, relating to or arising out of:

               (1) any breach as of the Closing Date of any of the representations or warranties of IMSAMET or Seller set forth in Section 3.01 hereof and/or the Disclosure
     Schedule,

               (2)  any breach of any covenant or agreement
     made by IMSAMET (excluding actions taken by IMSAMET after Closing) or Seller under this Agreement,

               (3) subject to the first sentence of Section 4.09(d), any liability, payment or obligation in respect of any Taxes owing by the Companies or SALTS for periods prior to the Closing Date (other than "Deferred income taxes" included on the Bid Balance Sheet) including any liability imposed upon the Companies or SALTS because of joint and several liability as a member of Seller's consolidated group,

               (4)  any liability, payment or obligation of
     Seller or the Companies or SALTS or any post-Closing affiliate thereof in connection with the removal and disposal of any radioactive material owned by Ameristeel Corp. (formerly named Florida Steel Corporation) located at I/Utah's Wendover, Utah facility, or any other actions required with respect thereto pursuant to any Environmental Law or by any relevant Orders for Compliance of the Utah Solid and Hazardous Waste Control Board,

               (5)  any Section 5.01(m) Matter (without
     duplication for Losses indemnifiable under clause (1) of this Section 7.01(a)), and

               (6)  the Contract between IMSAMET and James C.
     Daley, the former President of IMSAMET, with respect to post-employment benefits.

          (b) The right to indemnification under this Section 7.01 is subject to the following limitations:

               (1)  The indemnification rights under this
     Section 7.01 shall expire at the respective times set forth in Section 7.05, and Seller shall have no liability under this Section 7.01 or otherwise in connection with the transactions contemplated by this Agreement unless the Purchaser gives written notice to Seller asserting a claim for Losses, including reasonably detailed specific facts and circumstances pertaining thereto, before the expiration of the periods of time that the underlying representations, warranties, covenants and agreements survive under Section 7.05 hereof.

               (2)  "ENVIRONMENTAL CLAIMS" means claims for
                    ----------------------
     indemnification under: (i) clause (1) of Section 7.01(a), to the extent that such claims relate to breaches of
     Section 3.01(k), and (ii) clause (5) of Section 7.01(a). Environmental Claims shall not be payable in any event with respect to Losses directly or indirectly incurred by Purchaser that do not in the aggregate exceed the Initial Environmental Liability.

               (3)  "NON-ENVIRONMENTAL CLAIMS" means claims
                    --------------------------
     for indemnification under: (i) clause (1) of Section 7.01(a), except to the extent that such claims relate to breaches of Section 3.01(k), and (ii) clause (2) of
     Section 7.01(a). Non-Environmental Claims shall not be payable in any event with respect to Losses directly or indirectly incurred by Purchaser that do not exceed in the aggregate (x) $500,000 less (y) one-half of the Initial Environmental Liability.

               (4) After the fifth anniversary of the Closing Date, Seller's liability for Environmental Claims shall be: (A) restricted to those Environmental Claims that arise out of a claim, action, suit or proceeding alleged or asserted by any non-affiliated third party against a Purchaser's Indemnified Person, and (B) limited, as to each Environmental Claim that is first asserted by the Purchaser during any of the following one-year periods, to the following percentages of the full amount of the Losses relating to such Environmental Claims: (i) the one-year period ending on the sixth anniversary of the Closing Date: 83.33%, (ii) the one-year period ending on the seventh anniversary of the Closing Date: 66.67%,
     (iii) the one-year period ending on the eighth anniversary of the Closing Date: 50.00%, (iv) the one-year period ending on the ninth anniversary of the Closing Date: 33.33%, and (v) the one-year period ending on the tenth anniversary of the Closing Date: 16.67%.

               (5)  (A) Seller's liability for claims under
     this Section 7.01 (except to the extent that such claims relate to breaches of Section 3.01(o) and 3.01(p) hereof) shall not exceed $17,500,000 (as adjusted pursuant to Section 5.01(m)), and (B) Seller's liability for claims under this Section 7.01 relating to breaches of Section 3.01(o) and 3.01(p) hereof shall not exceed the Purchase Price (as adjusted pursuant to Section 2.02); provided, however, that in no event shall Seller's liability for claims (of any description) under this Section 7.01 exceed the Purchase Price (as adjusted pursuant to Section 2.02).

               (6)  Losses of SALTS and I/Arizona.  Seller's
                    ------------------------------
     indemnification of Purchaser hereunder for the Losses of SALTS and I/Arizona shall be limited to 50% and 70%, respectively; provided, however, that if (i) SALTS and the other owner(s) thereof are insolvent Seller will further indemnify Purchaser if Purchaser is required to pay more than 50% of such Losses, and (ii) I/Arizona and the other owner(s) thereof are insolvent Seller will indemnify Purchaser if Purchaser is required to pay more than 70% of such Losses; provided further, however, that the foregoing proviso shall not apply to the extent that Purchaser or any affiliate thereof shall be the owner of more than 50% of SALTS (in the case of clause (i)) or more than 70% of I/Arizona (in the case of clause (ii)).

     7.02.     By Purchaser.  (a)  Subject to the limitations set
               -------------
forth below in this Section 7.02, from and after the Closing Date, Purchaser shall indemnify the Seller's Indemnified Persons against, and hold the Seller's Indemnified Persons harmless from, any and all Losses directly or indirectly incurred, suffered, sustained or required to be paid by, or sought to be imposed upon, any of the Seller's Indemnified Persons resulting from, relating to or arising out of:

               (1) any breach as of the Closing Date of any of the representations or warranties of Purchaser set forth in Section 3.02 hereof,

               (2)  any breach of any covenant or agreement
     made by Purchaser under this Agreement,

               (3) any obligation that arises from an event that occurs, or circumstance that arises, after the Closing Date involving any of the Purchaser's Indemnified
     Persons.

          (b) The right to indemnification under this Section 7.02 is subject to the following limitations:

               (1)  The indemnification rights under this
     Section 7.02 shall expire at the respective times set forth in Section 7.05, and Purchaser shall have no liability under this Section 7.02 or otherwise in connection with the transactions contemplated by this Agreement unless a Seller's Indemnified Person gives written notice to Purchaser asserting a claim for Losses, including reasonably detailed specific facts and circumstances pertaining thereto, before the expiration of the periods of time that the underlying representations, warranties, covenants and agreements survive under Section 7.05 hereof.

               (2)  Indemnification for claims under this
     Section 7.02 shall be payable hereunder only if and to the extent that the aggregate amount of all Losses of the Seller's Indemnified Persons to which this Section 7.02 hereof applies shall exceed $500,000, and shall not be payable in any event with respect to the first $500,000 of such Losses.

               (3) Purchaser's liability for all claims under this Section 7.02 shall not exceed $17,500,000.

     7.03.     "Losses" Defined.  In this Agreement, the term
               --------
"LOSSES" means and includes all losses, claims, damages, judgments, liabilities, payments, obligations, costs and expenses (including, without limitation, any reasonable legal fees and costs and expenses incurred after the Closing Date in defense of or in connection with any alleged or asserted liability, payment or obligation as to which indemnification may apply hereunder), regardless of whether or not any liability, payment, obligation or judgment is ultimately imposed against the Purchaser's Indemnified Persons or Seller's Indemnified Persons and whether or not the Purchaser's Indemnified Persons or Seller's Indemnified Persons are made or become parties to an action, suit or proceeding in respect thereof, voluntarily or involuntarily.

     7.04.     Notice of Claims.  With respect to any matter as to
               -----------------
which any person or entity (the "INDEMNIFIED PERSON") is entitled
                                --------------------
to indemnification from any other person or entity (the "INDEM-
                                                        -------
NIFYING PERSON") under this Article VII, the indemnified Person
---------------
shall have the right, but not the obligation, to contest, defend or litigate, and to retain counsel of its choice in connection with, any claim, action, suit or proceeding by any third party alleged or asserted against the Indemnified Person in respect of, resulting from, relating to or arising out of such matter, and the costs and expenses thereof shall be subject to the indemnification obligations of the Indemnifying Person hereunder; provided, however, that if the Indemnifying Person acknowledges in writing its obligation to indemnify the Indemnified Person in respect of such matter to the fullest extent provided by this Article VII, the Indemnifying Person shall be entitled, at its option, to assume and control the defense of such claim, action, suit or proceeding at its expense through counsel reasonably acceptable to the Indemnified Person of its choice if it gives prompt notice of its intention to do so to the Indemnified Person. Neither an Indemnified Person nor an Indemnifying Person shall be entitled to settle or compromise any such claim, action, suit or proceeding without the prior written consent of the other party hereto (and for purposes of this provision the "other party hereto" shall be:
(i) Purchaser, for any Indemnified Person or Indemnifying Person who is a Seller's Indemnified Person, and (ii) Seller, for Purchaser, which consent shall not be unreasonably withheld.

     7.05.     Survival of Provisions.  (a)  All representations
               -----------------------
and warranties contained herein or made pursuant to this Agreement shall survive the Closing until (but excluding) the date that is eighteen months after the Closing Date, except that the representations and warranties contained in or made pursuant to (i) Sections 3.01(o) and 3.01(p) shall survive the Closing without limitation, (ii) Section 3.01(k) shall survive the Closing until (but excluding) the tenth anniversary of the Closing Date (subject to Section 7.01(b)(4) hereof), (iii) Section 3.01(h) shall survive the Closing until (but excluding) the fifth anniversary of the Closing Date, and (iv) Section 3.01(i) shall survive the Closing until (but excluding) the sixth anniversary of the Closing Date.

          (b) All covenants and agreements of the parties contained in or made pursuant to this Agreement and required to be performed prior to the Closing Date shall not survive the Closing and shall be deemed to have been waived by the party for whose benefit the covenant or agreement exists. All other covenants and agreements contained in or made pursuant to this Agreement (including Section 7.01 and 7.02) shall survive the Closing for so long as any claim may be made in respect of such matters under any applicable statute of limitations, except that Sections 7.01(a)(4) and (5) shall survive the Closing until (but excluding) the tenth anniversary of the Closing Date (subject to Section 7.01(b)(4) hereof). This Section 7.05 shall survive the Closing without limitation.

     7.06.     No Punitive Damages.  Notwithstanding anything to
               --------------------
the contrary set forth in this Agreement, no party hereto shall have any liability to any other party hereto, Purchaser or any of Seller's Indemnified Persons for any punitive, consequential or special damages by virtue of any breach of any representation, warranty, covenant or agreement in or pursuant to this Agreement, any Seller Document or Purchaser Document or any other agreement, document or instrument executed and delivered pursuant hereto or in connection herewith or the Closing; provided that the foregoing shall not be deemed to limit the obligation of any party hereunder to indemnify for Losses constituting punitive, consequential or special damages awarded to any third-party claimant.

     7.07.     Exclusive Remedy.  Each party hereto agrees that the
               -----------------
sole liability of any other party hereto for any claim with respect to the transactions contemplated under this Agreement from and after the Closing Date shall be limited to indemnification under this Article VII; provided; however, that the foregoing shall not be deemed to prohibit or restrict the availability of any equitable remedies (including specific performance) in the event of any violation or threatened violation of Section 4.08.

                           ARTICLE VIII
                          MISCELLANEOUS
                          -------------

     8.01.     Further Actions.  From time to time after the
               ----------------
Closing Date, the parties hereto shall execute and deliver (or cause to be executed and delivered) such other and further documents and instruments and shall take (or cause to be taken) such other and further actions, as any other party hereto may reasonably request in order to further effect and/or evidence the transactions contemplated hereby or to otherwise consummate and give effect to the covenants and agreements set forth herein.

     8.02.     Brokers.  Seller shall indemnify Purchaser against,
               --------
and hold Purchaser harmless from, at all times after the date hereof, any and all Losses resulting from, relating to or arising out of any agreement, arrangement or undertaking made or alleged to have been made by Seller, IMSAMET or any officer, director, employee, agent, representative or affiliate of Seller, and/or IMSAMET with any third party for brokerage or finder fees or other commissions in connection with this Agreement or the transactions contemplated hereby or thereby. Purchaser shall indemnify Seller against, and hold Seller harmless from, at all times after the date hereof, any and all Losses resulting from, relating to or arising out of any agreement, arrangement or undertaking made or alleged to have been made by Purchaser or any officer, director, employee, agent, representative or affiliate of Purchaser with any third party for brokerage or finder fees or other commissions in connec-tion with this Agreement or the transactions contemplated hereby or thereby. Seller shall be responsible to pay the fees and expenses of Morgan Stanley & Co. Incorporated.

     8.03.     Expenses.  Seller shall bear its and the Companies'
               ---------
legal fees, appraisal fees, investment banking fees and other costs and expenses with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the transactions hereunder. Purchaser shall bear its own legal fees, appraisal fees, investment banking fees and other costs and expenses with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the transactions hereunder. Seller shall pay any and all sales, transfer and documentary stamp taxes and other expenses incident to the transfer of the Shares.

     8.04.     Entire Agreement.  This Agreement, which includes
               -----------------
the Exhibits hereto and the Disclosure Schedule, and the other Seller Documents and Purchaser Documents and the confidentiality agreement, dated August 28, 1996 between Purchaser and Seller contain the entire agreement among IMSAMET, Seller and Purchaser with respect to the subject matter hereof and thereof, and supersede all prior agreements, arrangements and understandings with respect thereto.

     8.05.     Descriptive Headings; References.  The descriptive
               ---------------------------------
headings of this Agreement and other Seller Documents and Purchaser Documents are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof or thereof. Article, Section and Exhibit references in this Agreement are to the referenced Articles and Sections of and Exhibits to, this Agreement, unless the context otherwise requires. Schedule reference in this Agreement are to the referenced Schedules in the Disclosure Schedule, unless the context otherwise requires.

     8.06.     Notices.  Any notice or other communication which is
               --------
required or permitted hereunder or under any other Seller Document or Purchaser Document shall be in writing and shall be deemed to have been delivered and received (x) on the day of (or, if not a business day, the first business day after) its having been personally delivered or telecopied to the following address or telecopy number, (y) on the first business day after its having been sent by overnight delivery service to the following address, or (z) if sent by regular, registered or certified mail, when actually received at the following address:

     If to Purchaser or (after the Closing) IMSAMET:

                         IMCO Recycling Inc.
                         Central Tower at William Square
                         5215 North O'Connor Boulevard, Suite 940
                         Irving, Texas  75039
                         Attention: Frank H. Romanelli
                         ----------
                         Telecopier No. (972) 869-6556
                         Telephone No. (972) 869-6575

        with a copy to:
                         Haynes and Boone, LLP
                         901 Main Street
                         Dallas, Texas  75202
                         Attention: David H. Oden, Esq.
                         ----------
                         Telecopier No. (214) 651-5940
                         Telephone No. (214) 651-5560

     If to Seller or (prior to the Closing) IMSAMET:

                         EnviroSource, Inc.
                         1155 Business Center Drive
                         Horsham, Pennsylvania 19044-3454
                         Attention:  Leon Z. Heller
                         ----------
                         Telecopier No. (215) 956-5424
                         Telephone No. (215) 956-5500

          and (prior to the Closing):

                         IMSAMET, Inc.
                         505 East Plaza Circle, Suite D,
                         Litchfield Park, Arizona 85340
                         Attention:  George E. Fuehrer
                         ----------
                         Telecopier No.  (602) 935-6406
                         Telephone No.  (602) 935-6330

     with a copy to (if on or prior to 18 months after the Closing
     Date):

                         Dechert Price & Rhoads
                         477 Madison Avenue
                         New York, New York  10022
                         Attention: Claude A. Baum, Esq.
                         ----------
                         Telecopier No. (212) 308-2041
                         Telephone No. (212) 326-3576


Any party may by notice change the address or telecopier number to which notices or other communications to it are to be delivered, telecopied or sent.

     8.07.     Governing Law and Forum. This Agreement shall be
               ------------------------
governed by and construed in accordance with the laws of the State of Delaware (other than the choice of law principles thereof), except that any representations and warranties with respect to real or tangible personal property shall be governed by and construed in accordance with the laws of the jurisdiction where such property is situated if other than in the State of Delaware. Any claim, action, suit or other proceeding initiated by any of the Seller's Indemnified Persons against Purchaser, or by any of the Purchaser's Indemnified Persons against Seller, under or in connection with this Agreement or any Seller Document or Purchaser Document shall exclusively be asserted, brought, prosecuted and maintained in any federal or state court in the State of Delaware, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof, and Seller and Purchaser hereby irrevocably (i) submit to the jurisdiction of such courts, (ii) waive any and all rights to object to the laying of venue in any such court, (iii) waive any and all rights to claim that any such court may be an inconvenient forum, and (iv) agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices may be given to it under this Agreement.

     8.08.     Assignment.  This Agreement, and the respective
               -----------
rights and obligations of the parties hereunder, may not be assigned or delegated otherwise than by operation of law (x) by Purchaser or (after the Closing) IMSAMET without the prior written consent of Seller or (y) by Seller or (prior to the Closing) IMSAMET without the prior written consent of Purchaser, and any purported assignment or delegation by any party hereto in violation of the foregoing shall be void ab initio; provided, however, that any or all rights of any party to receive the performance of the obligations of the other parties hereunder (but not any obligations of any party hereunder) and rights to assert claims against the other parties in respect of breaches of representations, warranties or covenants may be assigned to any entity extending credit to such party or any of its affiliates, but any assignee of such rights shall take such rights subject to any defenses, counterclaims and rights of set-off to which the non-assigning parties might be entitled under this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, and permitted assigns.

     8.09.     Remedies.  Purchaser and Seller acknowledge that any
               ---------
violation or threatened violation of Section 4.08 hereof will cause irreparable injury to the other party and that the remedy at law for any such violation or threatened violation will be inadequate. Purchaser and Seller agree that the other party shall be entitled to temporary and permanent injunctive relief for any such violation or threatened violation without the necessity of proving (i) that the other party will be irreparably injured thereby, (ii) that the remedy at law for such violation or threatened violation is inadequate or (iii) actual damages.

     8.10.     Waivers and Amendments.  Any waiver of any term or
               -----------------------
condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in a writing executed by each of the parties hereto. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

     8.11.     Third Party Rights.  Notwithstanding any other
               -------------------
provision of this Agreement, and except as expressly provided in
Article VII or as permitted pursuant to Section 8.08 hereof, this Agreement and the other Seller Documents and Purchaser Documents shall not create benefits on behalf of any employee, agent or representative of IMSAMET or any other person or entity not party hereto (including, without limitation, any accountant, broker or finder, notwithstanding the provisions of Section 8.02), and this Agreement shall be effective only as between the parties hereto, their successors, and permitted assigns.

     8.12.     Illegalities.  In the event that any provision
               -------------
contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect, and the remaining provisions of this Agreement, shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

     8.13.     Nature of the Transaction.  (a)  Purchaser and
               --------------------------
Seller agree that the Purchase and Sale hereunder is a purchase of a business in its entirety as a going concern to be directed and operated by the Purchaser, and not an investment in securities although the transaction will be effectuated by a sale of the Shares for purposes of convenience and tax planning.

          (b) For purposes of the Securities Act Purchaser hereby acknowledges its understanding that the Shares are not registered under the Securities Act, or registered or qualified under any Blue Sky Laws, on the grounds that the offering, sale, issuance and delivery thereof is exempt from the registration and/or qualification requirements thereof, and that Seller's reliance on such exemption is predicated in part on the following covenants, agreements and acknowledgments of Purchaser. Purchaser hereby represents and warrants to and covenants and agrees with Seller that Purchaser: (i) is acquiring the Shares for its own account for investment purposes only, with no present intention of offering, selling, transferring, distributing or otherwise disposing of the same, any part thereof or any interest therein (subject, nevertheless, to any requirement of law that the disposition of its securities shall at all times be within its control), and (ii) will not offer, sell, transfer, distribute or otherwise dispose of the Shares except in compliance with the Securities Act and all applicable Blue Sky Laws.

     8.14.     Public Announcements.  No party hereto shall make
               ---------------------
any Announcement to which the other parties hereto shall reasonably object, however, Seller and Purchaser will be required under the Exchange Act to report this Agreement and the transactions contemplated hereby, and such reporting shall be permitted in all events. Each party shall afford the other parties hereto the opportunity to review and comment upon each Announcement proposed to be made by it prior to the release thereof.

     8.15.     Gender and Plural Terms.  Words of gender or neuter
               ------------------------
may be read as masculine, feminine or neuter, as required by the context. Singular and plural forms of defined and other terms herein may be read as singular or plural, as required or permitted by the context.

     8.16.     License of Logo.  Purchaser acknowledges its
               ----------------
understanding (as disclosed in SCHEDULE 3.01(F)) that the rights to the "IMSAMET" logo (i.e., the "IMSAMET" name superimposed on a stylized globe that is also used in the IMS logo) (the "IMSAMET
                                                        -------
LOGO") is not owned by any Company, but is rather informally
-----
licensed by the Companies from Seller or IMS. Seller, for itself and IMS, hereby grants to the Companies, for a period of six months after the Closing Date, the right to use the IMSAMET Logo in connection with the business locations and operations of the Companies as they exist on the Closing Date; provided that the license hereby granted shall remain in effect only for so long as the Companies maintain the quality of products and services provided by such locations and operations at a level at or above that presently provided by the Companies.

     8.17.     Counterparts.  This Agreement may be executed in any
               -------------
number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


       [the remainder of this page is intentionally blank]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Purchaser:                                   Seller:

IMCO Recycling Inc.                          EnviroSource, Inc.



By:/s/Frank H. Romanelli                 By: /s/George E. Fuehrer
  ----------------------                    ---------------------

   Name:  Frank H. Romanelli                Name:  George E. Fuehrer
   Title: President and Chief Executive      Title: Senior Vice President -
          Officer                                   Planning


IMSAMET:

IMSAMET, Inc.


By:/s/George E. Fuehrer
  ---------------------
Name:  George E. Fuehrer
Title: President

                                                  EXHIBIT A
                                                  ---------
                                               (to Agreement)


                         BID BALANCE SHEET
                         -----------------


                       [See following page]

                           IMSAMET Inc.
                    Consolidated Balance Sheet
                              (000s)

                                                                       Bid
                            Actual as                                Balance
                           of 9/30/96             Adjustments         Sheet
                           ----------             -----------         -----

ASSETS
Current assets
  Cash                      $  1,571                (1,250)(a)     $    321
  Accounts receivable          3,676                                  3,676
  Trade inventories            2,663                (1,084)(b)        1,579
  Other current assets           785                                    785
                                 ---                                    ---
    Total current assets       8,695                                  6,361


Property, plant and equipment,
  at cost                     30,673                                 30,673
Accumulated depreciation     (12,153)                               (12,153)
                             -------                                -------
    Net property, plant
       and equipment          18,520                                 18,520

Goodwill and other intangibles,
  less amortization           13,635                                 13,635

Investment in SALTS            1,114                                  1,114

Other assets                     838                                    838
                                 ---                                    ---

          Total assets      $ 42,802                               $ 40,468
                            ========                               ========


LIABILITIES AND STOCKHOLDER EQUITY

Current liabilities
   Trade payables           $  1,363                               $  1,363
   Salaries, wages and
    related benefits             423                                    423
   Other current liabilities   1,043                                  1,043
                               -----                                  -----
    Total current liabilities  2,829                                  2,829

Deferred income taxes                                   650 (c)         650
Minority interest              1,637                                  1,637

Parent company investment
   Parent company advances    19,776 (d)                             19,776
   Stockholder equity         18,560                 (2,984)(e)      15,576
                              ------                 ------          ------
    Total parent company
      investment              38,336                                 35,352
                              ------                                 ------
     Total liabilities and
      equity                $ 42,802                              $  40,468
                            ========                              =========


Notes:

(a)  Represents cash in excess of normal levels at 9/30/96.
(b)  Represents Utah RSI inventory in excess of one month's supply.
(c) Represent deferred income taxes related to IMSAMET, Inc. which have been historically recorded on a consolidated basis at EnviroSource.
(d)  Represents the net effect of all adjustments.
(e) Per the Stock Purchase Agreement, Parent company advances will be contributed to equity prior to the close.

                                                       EXHIBIT B
                                                       ---------
                                                    (to Agreement)


          FORM OF OPINION OF COUNSEL TO SELLER AND IMSAMET
          ------------------------------------------------

    The opinions of Dechert Price & Rhoads, special counsel to Seller and IMSAMET, referred to in Section 5.01(h) of the Agreement, may be governed by the Legal Opinion Accord of the ABA
Section of Business Law (1991) and shall be substantially to the effect that:

         1.   Each of IMSAMET, I/Idaho and I/Utah (the "Subject
                                                        -------
Companies") is a corporation incorporated, validly existing and in
---------
good standing under the laws of the jurisdiction of its incorporation (as indicated in the Agreement) and is in good standing as a foreign corporation in the jurisdictions listed in
Schedule 3.01(a) of the Disclosure Schedule.

         2. Each Company and SALTS has the full corporate or partnership power and authority to own, lease and operate its properties and assets and to carry on its businesses as presently conducted.

         3. The Agreement and each other Seller Document has been duly authorized, executed and delivered by the Company or Seller party(ies) thereto and constitutes the legal, valid and binding obligation of such party(ies) enforceable against such party(ies) in accordance with their respective terms, except as such enforce-ability may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws of general application relating to or affecting the enforcement of creditors' rights.

         4. The execution and delivery by the Companies and SALTS of the Seller Documents to which they are respectively a party, and the performance by such party(ies) of their respective obligations thereunder, will not (a) contravene, conflict or be inconsistent with, result in a breach of, constitute a violation of or default under, or require or result in any right of acceleration or to create or impose any Lien under the articles or certificate of incorporation or by-laws or other organizational documents of any Company or SALTS, or (b) violate any statute, law, regulation or rule, or, to our knowledge, any judgment, decree or order of any court or other governmental body applicable to the Companies or SALTS.

         5. The authorized capital stock of IMSAMET consists of 5,000 shares of common stock, $1.00 par value, of which 1,000 shares (the "Shares") are outstanding. Seller owns of record all of the Shares, and as a result of the delivery of the certificate(s) representing the Shares to Purchaser and the payment of the Purchase Price to Seller being made at the Closing, Purchaser is acquiring ownership of all of the Shares free and clear of all adverse claims. IMSAMET owns of record all of the issued and outstanding shares of capital stock of each of the other Subject
Companies.

         6. All of the issued and outstanding shares of capital stock of the Subject Companies have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any statutory preemptive rights of any person or entity. No person or entity (including any holder of outstanding shares of capital stock of any Subject Company) has any statutory preemptive or other similar statutory rights to subscribe for or otherwise acquire any shares of capital stock of any Subject
Company.

         7. No consent, approval or authorization of, or declaration, filing or registration with, any governmental body is required in connection with the execution, delivery and performance of the Agreement or other Seller Document by Seller or any Company or SALTS or the consummation by Seller or any Company or SALTS of the transactions contemplated thereby.


    The foregoing opinions may be qualified (in part) as follows:

         "We are members of the Bar of the State of New York and do not purport to be expert in, and express no opinion with respect to, the laws of any jurisdiction other than the Federal laws of the United States of America, the laws of the State of New York and, to the extent necessary to render the opinions expressed hereinabove, the General Corporation Law of the State of Delaware. In addition, the opinions expressed in paragraphs 4(b) and 7 above are subject to the further qualification that no opinion is expressed herein with respect to any Permits."

                                                       EXHIBIT C
                                                       ---------
                                                    (to Agreement)

             FORM OF OPINION OF COUNSEL TO PURCHASER
             ---------------------------------------

    The opinion of Haynes and Boone, LLP, counsel to Purchaser referred to in Section 5.02(g) of the Agreement, may be governed by the Legal Opinion Accord of the ABA Section of Business Law (1991) and shall be substantially to the effect that:

         1. Purchaser is a corporation incorporated, validly existing and in good standing under the laws of the State of Delaware.

         2. Purchaser has the full corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as presently conducted.

         3. The Agreement and each other Purchaser Document has been duly authorized, executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws of general application relating to or affecting the enforcement of creditors' rights.

         4. The execution and delivery by Purchaser of the Purchaser Documents, and the performance by Purchaser of its obligations thereunder, will not (a) contravene, conflict or be inconsistent with, result in a breach of, constitute a violation of or default under Purchaser's articles or certificate of incorporation or by-laws, or (b) violate any statute, law, regulation or rule, or, to our knowledge, any judgment, decree or order of any court or other governmental body applicable to Purchaser.

         5. No consent, approval or authorization of, or declaration, filing or registration with, any governmental body is required in connection with the execution, delivery and performance of the Agreement or other Purchaser Document by Purchaser or the consummation by Purchaser of the transactions contemplated thereby.


    The foregoing opinions may be qualified (in part) as follows:

         "We are members of the Bar of the State of Texas and do not purport to be expert in, and express no opinion with respect to, the laws of any jurisdiction other than the Federal laws of the United States of America, the laws of the State of Texas and, to the extent necessary to render the opinions expressed hereinabove, the General Corporation Law of the State of Delaware. In addition, the opinions expressed in paragraphs 4(b) and 5 above are subject to the further qualification that no opinion is expressed herein with respect to any Permits."